Exhibit 99.1

UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

As disclosed within the Current Report on Form 8-K accompanying this exhibit, we have completed the sale of our contract research and development services business (the “Service Business”).

The unaudited pro forma financial information herein provides the financial condition and results of operations of SCYNEXIS, Inc. after giving effect to a sale of our service business. The Company expects to report the service business in discontinued operations within the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, pursuant to FASB Topic 205-20, Presentation of Financial Statements—Discontinued Operations, and FASB Topic 360, Property, Plant, and Equipment. The historical financial information has been adjusted to give effect to events that are directly attributable to a divestiture based on assumptions that management believes are reasonable. The unaudited pro forma financial information represents management’s best estimate of the Company’s financial position and results of operations that would have been obtained had a divestiture been completed as of the date or for the periods presented, but may not necessarily be indicative of or comparable to the financial position or results of operations that may be obtained in the future. The unaudited pro forma financial information excludes any transaction costs, transaction gains or losses, and any indirect costs related to employee severance, incentive compensation, and other restructuring events. Further, the unaudited pro forma financial information excludes any obligations arising from or costs associated with the Commitment to Services Agreement, the material terms of which are described in Item 1.01 of the Current Report on Form 8-K accompanying this exhibit. The purpose of this Services Agreement is to replace services that were previously provided internally by employees of the Company prior to the sale of the Services Business, which are included in research and development expenses within our historical statements of operations. The employees performing these services became employees of the Buyer in connection with this sale transaction. While profit margin is included in the amount of the minimum purchase obligation above, such amount cannot be reasonably estimated; accordingly, any profit margin associated with the Services Agreement has not been included in accompanying unaudited condensed pro forma financial information.

The unaudited condensed pro forma balance sheet has been prepared as of March 31, 2015 and gives effect to the sale of the service business as if it had occurred on that date. The unaudited condensed pro forma statements of operations have been prepared for the three months ended March 31, 2015 and for the years ended December 31, 2014, and 2013, and give effect to the sale of the service business as if it had occurred as of January 1, 2013.

Historically, we have viewed and managed our operations as a single, shared group of assets and resources that we have utilized to provide contract research and development services to customers and to advance our internal research and development efforts for the discovery and development of proprietary and novel compounds. All of our activities have been conducted within a single facility, which we lease from a third-party landlord, and the majority of our property, plant, and equipment consist of leasehold improvements related to our leased facility. We manage and allocate resources to support both our contract research and development service activities, from which we have derived substantially all of our revenues, and our internal research and development activities. Our general and administrative expenses support all of our operating activities. In preparing the pro forma financial information herein, we adjusted our historical financial information to exclude all service revenues, and to exclude all expenses, assets, and liabilities directly associated with the service business.

The unaudited pro forma financial information herein has been derived from and should be read in conjunction with the historical financial statements of SCYNEXIS contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 15, 2015, and in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

AS OF MARCH 31, 2015

(in thousands, except share amounts)

	SCYNEXIS, Inc. Historical	Pro Forma Adjustments (a)		SCYNEXIS, Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$27,620	2,551	(b)	$30,171
Accounts receivable, net of allowance for bad debts	681	(681)		—
Unbilled services	372	(372)		—
Prepaid expenses and other current assets	1,157	(434)		723
Escrow receivable	—	500	(b)	500

Total current assets	29,830	1,564		31,394

Property and equipment, net of accumulated depreciation	4,674	(3,753	) (c)	921
Other assets	96	(64)		32
Deferred offering costs	257	—		257

Total assets	$34,857	$(2,253)		$32,604

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,372	$(562)		$810
Accrued expenses	3,280	(1,493)		1,787
Deferred revenue, current portion	480	(223)		257

Total current liabilities	5,132	(2,278)		2,854

Deferred revenue, net of current portion	1,050	(222)		828
Deferred rent	1,237	(951	) (c)	286

Total liabilities	7,419	(3,451)		3,968

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 125,000,000 shares authorized as of March 31, 2015, and December 31, 2014; 8,527,210 and 8,512,103 shares issued and outstanding as of March 31, 2015, and December 31, 2014, respectively	8	—		8
Additional paid-in capital	151,325	—		151,325
Accumulated deficit	(123,895)	1,198		(122,697)

Total stockholders’ equity	27,438	1,198		28,636

Total liabilities and stockholders’ equity	$34,857	$(2,253)		$32,604

UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2015

(in thousands, except per share amounts)

	SCYNEXIS, Inc. Historical	Pro Forma Adjustments		SCYNEXIS, Inc. Pro Forma
Revenue — related party	$987	$(987)		$—
Revenue	2,310	(2,246)		64

Total revenue	3,297	(3,233	) (d)	64
Cost of revenue	3,231	(3,231	) (e)	—

Gross profit	66	(2)		64

Operating expenses:
Research and development	4,218	(431	) (f)	3,787
Selling, general and administrative	2,233	(413	) (g)	1,820

Total operating expenses	6,451	(844)		5,607
Loss from operations	(6,385)	842		(5,543)
Other (income) expense:
Interest income	(1)	—		(1)

Total other (income) expense	(1)	—		(1)

Loss from continuing operations	$(6,384)	$842		$(5,542)
Deemed dividend for beneficial conversion feature on Series D-2 preferred stock	—	—		—
Deemed dividend for antidilution adjustments to convertible preferred stock	—	—		—
Accretion of convertible preferred stock	—	—		—

Loss from continuing operations attributable to common stockholders — basic and diluted	$(6,384)	$842		$(5,542)

Per share information:
Loss per common share from continuing operations, basic and diluted	$(0.75)			$(0.65)

Weighted average shares outstanding:
Basic and diluted	8,516,467			8,516,467

UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share amounts)

	SCYNEXIS, Inc. Historical	Pro Forma Adjustments		SCYNEXIS, Inc. Pro Forma
Revenue — related party	$7,288	$(7,288)		$—
Revenue	11,736	(10,480)		1,256

Total revenue	19,024	(17,768	) (d)	1,256
Cost of revenue	15,446	(15,446	) (e)	—

Gross profit	3,578	(2,322)		1,256

Operating expenses:
Research and development	8,287	—	(f)	8,287
Selling, general and administrative	7,568	(1,473	) (g)	6,095
Gain on insurance recovery	(165)	165	(h)	—

Total operating expenses	15,690	(1,308)		14,382
Loss from operations	(12,112)	(1,014)		(13,126)
Other (income) expense:
Amortization of deferred financing costs and debt discount	755	—		755
Loss on extinguishment of debt	1,389	—		1,389
Interest expense, net	48	—		48
Derivative fair value adjustment	(10,080)	—		(10,080)
Other expense	10	—		10

Total other (income) expense	(7,878)	—		(7,878)

Loss from continuing operations	$(4,234)	$(1,014)		$(5,248)
Deemed dividend for beneficial conversion feature on Series D-2 preferred stock	(909)	—		(909)
Deemed dividend for antidilution adjustments to convertible preferred stock	(214)	—		(214)
Accretion of convertible preferred stock	(510)	—		(510)

Loss from continuing operations attributable to common stockholders — basic	$(5,867)	$(1,014)		$(6,881)
Derivative fair value adjustment	(10,080)	—		(10,080)

Loss from continuing operations attributable to common stockholders — diluted	$(15,947)	$(1,014)		$(16,961)

Per share information:
Loss per common share from continuing operations, basic	$(1.04)			$(1.22)

Loss per common share from continuing operations, diluted	$(2.69)			$(2.86)

Weighted average shares outstanding:
Basic	5,663,311			5,663,311

Diluted	5,937,087			5,937,087

UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	SCYNEXIS, Inc. Historical	Pro Forma Adjustments		SCYNEXIS, Inc. Pro forma
Revenue — related party	$7,288	$(7,288)		$—
Revenue	9,569	(9,412)		157

Total revenue	16,857	(16,700	) (d)	157
Cost of revenue	16,305	(16,305	) (e)	—

Gross profit	552	(395)		157

Operating expenses:
Research and development	4,363	—	(f)	4,363
Selling, general and administrative	4,381	(1,801	) (g)	2,580
Gain on sale of asset	(988)	988	(h)	—

Total operating expenses	7,756	(813)		6,943

Loss from operations	(7,204)	418		(6,786)
Other expense:
Amortization of deferred financing costs and debt discount	3,485	—		3,485
Interest expense on beneficial conversion feature	10,802	—		10,802
Interest expense — related party	892	—		892
Interest expense, net	192	—		192
Derivative fair value adjustment	7,886	—		7,886

Total other expense	23,257	—		23,257

Loss from continuing operations	$(30,461)	$418		$(30,043)
Deemed dividend for beneficial conversion feature on Series D-2 preferred stock	(4,232)	—		(4,232)
Deemed dividend for antidilution adjustments to convertible preferred stock	(6,402)	—		(6,402)
Accretion of convertible preferred stock	(5,714)	—		(5,714)

Loss from continuing operations attributable to common stockholders — basic and diluted	$(46,809)	$418		$(46,391)

Per share information:
Loss per common share from continuing operations, basic and diluted	$(139.47)			$(138.23)

Weighted average shares outstanding:
Basic and diluted	335,612			335,612

(a)	With the exception of adjustment amounts described in footnote (b) below, the adjustment amounts in this column represent all assets and liabilities directly associated with operating activities of the Service Business. Certain assets and liabilities that benefit or are utilized across all of our operating activities were allocated using consistently applied methodologies that include employee headcount and facility square footage. See footnote (c) below for additional discussion of certain allocations.

(b)	The adjustment to cash and cash equivalents represents the aggregate purchase price of $3,875,000, net of a $824,064 pre-closing working capital adjustment and net of $500,000 withheld and paid into escrow at close. The $500,000 withheld at closing is subject to an escrow for a period of twelve months from the date of close to satisfy indemnification obligations of the Company in connection with breaches of any representation and warranties and other customary obligations under the terms of the Asset Purchase Agreement. We do not expect to incur any indemnification obligations and, therefore, we have presented the escrow balance as current receivable in the balance sheet herein.
(c)	Represents allocated property, plant, and equipment assets and deferred rent associated with the service business. All of our operating activities are conducted within a single facility that we lease from a third-party landlord, and the majority of our property, plant, and equipment consist of leasehold improvements related to our leased facility. We have allocated property, plant, and equipment assets and the deferred rent liability associated with our facility lease based on our best estimate of the relative utilization of the facility by our service business and our internal research and development operations. Relative utilization was estimated using facility square footage and direct service business operating cost information. Laboratory equipment directly associated with service business operating activities is also included in the adjustment amount herein.
(d)	Represents all revenue generated from our service business.
(e)	Represents all expenses directly associated with the generation of service business revenues.
(f)	With the exception of $431,000 of animal health research and development expenditures incurred in the three months ended March 31, 2015, all research and development expenses in the periods presented herein are associated with the research and development operating activities of the continuing SCYNEXIS, Inc. entity and are not part of the operating activities of the service business that was sold.
(g)	Represents allocated general and administrative expenses associated with the service business. General and administrative expenses that benefit all of our operating activities were allocated using consistently applied methodologies such as employee headcount and facility square footage.
(h)	Represents gain amounts associated with insurance recovery and asset sales attributable to the service business.